EXHIBIT 99.1

Contact

Bill Atkinson
Weber Shandwick
410-558-2100
batkinson@webershandwick.com

For Immediate Release

1st Mariner Bank Names Daniel E. McKew President
Former SunTrust Bank executive will help direct Baltimore’s largest independent bank and oversee the expansion of its commercial lending business

BALTIMORE, MD (October 7, 2010) – 1st Mariner Bancorp (NASDAQ: FMAR) announced today that Daniel E. McKew, a 19-year veteran of the banking industry, has been named president of 1st Mariner Bank.

McKew, who most recently was president and chief executive of SunTrust Equipment Finance and Leasing Corp. in Towson where he directed the company’s $6.8 billion leasing business, will lead the expansion of its commercial lending business.

 “Dan will play a key role in helping to build and diversify 1st Mariner’s commercial lending business”, said Edwin Hale Sr., Chairman and Chief Executive Officer of 1st Mariner Bancorp, 1st Mariner Bank’s parent company. “Dan’s extensive experience in equipment lending will augment our position as a leading commercial real estate lender. Our mission is to continue growing the bank and offering products and services that our customers need to manage their daily financial affairs.”

McKew succeeds George H. Mantakos, 68, who will remain a director of the 1st Mariner Bancorp and continue to work in various lending capacities, including commercial loan resolutions.

McKew, 53, said joining 1st Mariner Bank is a “huge opportunity to make an impact locally.”  “I believe the bank has significant potential,” he said. “My ultimate goal is to grow the commercial lending side of the bank and diversify the product base to extend our reach into the community. We are confident we can win customers from the out-of-state banks that dominate Baltimore. As a local bank we make decisions here and can turn transactions around quickly.”

A Baltimore native, McKew worked at PHH Fleet America and PHH Financial Services Inc. from 1983 to 1991, and became vice president of syndication and administration. From 1991 to 1997, he worked at Signet Leasing & Financial Corp. in Baltimore and was named managing director and chief operating officer. McKew was appointed in 1997 to the board of the Injured Workers Insurance Fund by Gov. Parris Glendening, and was chairman of the board from 1998 to 2008. He joined Crestar Leasing Corp. as president and chief executive officer in 1997. A year later, Crestar was acquired by SunTrust Bank and McKew was named president and CEO of SunTrust Leasing Corp., where he grew the unit into the seventh largest bank-owned leasing company in the country with $6.8 billion in assets and 135 employees in 21 offices.

About 1st Mariner Bancorp

1st Mariner Bancorp is a bank holding company with total assets of $1.342 billion.  Its wholly owned banking subsidiary, 1st Mariner Bank, with total assets of $1.339 billion, operates 23 full service bank branches in Baltimore, Anne Arundel, Harford, Howard, Talbot, and Carroll counties in Maryland, and the City of Baltimore. 1st Mariner Mortgage, a division of 1st Mariner Bank, operates retail offices in Central Maryland and the Eastern Shore of Maryland.  1st Mariner Mortgage also operates direct marketing mortgage operations in Baltimore County.  1st Mariner Bancorp's common stock is traded on the NASDAQ Global Market under the symbol “FMAR.”  1st Mariner's Website address is www.1stMarinerBancorp.com, which includes comprehensive level investor information.

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995.  Forward-looking statements do not represent historical facts, but are statements about management’s beliefs, plans and objectives about the future, as well as its assumptions and judgments concerning such beliefs, plans and objectives.  These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend” and similar expressions.  Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true.  These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements.  For a discussion of other risks and uncertainties, see the section of the periodic reports that 1st Mariner Bancorp files with the Securities and Exchange Commission entitled “Risk Factors.”